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                                                                      EXHIBIT 15
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December 14, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated November 20, 2001 on our review of interim financial information of The Limited, Inc. and its subsidiaries (the "Company") as of and for the period ended November 3, 2001 and included in the Company's quarterly report on Form 1O-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 33-44041, 33-18533, 33-49871, 333-04927 and 333-04941) and on Form S-3
(Registration Nos. 33-43832 and 33-53366).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio